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                                                                 EXHIBIT 10.02


                         Product Manufacturing Agreement
                         -------------------------------


This Product Manufacturing Agreement (this "Agreement") is entered into as of July 26, 2001 (the "Effective Date"), by and among MSU DEVICES INC., ("MSU") located at 2901 N. Dallas Parkway, Suite 460, Plano, TX 75093, USA, BIOSTAR MICROTECH INT'L CORPORATION, ("BIOSTAR") located in 2FL, 108-4, Min-Chuan Road, Hsin-Tien City, Taipei Hsien, Taiwan.

WHEREAS, BIOSTAR is engaged in the design, and manufacture of internet access devices;

WHEREAS, pursuant to the Product Design & Development Agreement (the "Product Design & Development Agreement") entered into as of June 14, 2001 by and among MSU and BIOSTAR and HIGH MATRIX CORP., MSU has engaged BIOSTAR AND HIGH MATRIX to develop MSU's Internet Access Device (the "IAD") based on the specifications set out herein;

WHEREAS, MSU wishes to engage BIOSTAR to manufacture the IAD;

NOW THEREFORE in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

1.    PRODUCTION

         1.1      MSU agrees that, subject to the terms and conditions of
                  Section 3.1, BIOSTAR shall be the preferred manufacturer of the IAD. BIOSTAR shall be responsible for the production of the IAD from sample run to mass production all in accordance with the specifications and requirements set out in the Product Design and Development Agreement conforming to IPC-A-610 Class 2 workmanship standards and quality standards based on ANSI/ASQC Q900Z-1004 quality systems.

         1.2 During the term of this Agreement MSU shall provided BIOSTAR with written proposed orders (the "Proposed Orders"). The Proposed Orders shall include the number of IADs to be manufactured, any specifications or requirements which are different than those set out in Section 1.1, the required delivery date and a designated location where the IADs are to be delivered.


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         1.3      Subsidiaries designated in writing by MSU from time to time, shall have the right to perform and have the benefit of any part of this Agreement or to discharge any of its obligations under all or part of this Agreement. Notwithstanding any such sub-contracting, MSU shall at all times remain liable to BIOSTAR for all of its obligations under this Agreement and for the acts and omissions of any such Subsidiaries as if they were its own.

         1.4 Notwithstanding the foregoing, MSU can seek an alternate manufacturer if BIOSTAR cannot deliver the IAD according to the terms set out in Section 3.1.

2.    NAMED CUSTOMER LIST

During the term of this Agreement, BIOSTAR (and it's Affiliates) shall be precluded from designing, developing or manufacturing any internet appliances similar to or which compete with the IAD on behalf of any Named Customer (as defined below) or an Affiliate or a Subsidiary of a Named Customer. MSU shall provide BIOSTAR from time to time with a written list of a maximum of seven Persons (the "Named Customers"). Initially the Named Customers shall include:
NetSite Communications Ltd., Tandy Corporation/Radio Shack, Rent America, uDataNet Corporation, PowerOne Corporation and Office Depot Corporation. In the event that MSU wishes to amend or add to the Named Customers, MSU will provide written notice to BIOSTAR of the amendment or addition, provided however in no event shall the new added Named Customers be with Persons with which BIOSTAR currently has a signed contract and the number of Persons that make up the Named Customers be greater than seven Persons, and provided further however that a Named Customer cannot be an existing customer of BIOSTAR on the Effective Date. BIOSTAR hereby confirms that none of the initial Named Customers are existing customers of BIOSTAR. For purposes of this Agreement, (i) "Person" shall mean any individual, corporation, partnership, limited liability company, limited liability partnership, firm, joint venture, association, joint-stock company, unincorporated organization, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or other entity howsoever designated or constituted, (ii) an "Affiliate" of a specified Person, is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified, and (iii) a "Subsidiary" is a Person whom the Named Customer own more than 50% interest in.

Any failure by BIOSTAR to comply with the requirements of this paragraph shall result in expense and damage to MSU. MSU has genuinely pre-estimated that it will suffer losses equal to o [This confidential portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission] per Internet appliance or unit manufactured and delivered to a Named Customer its Affiliates or Subsidiaries. In the event that BIOSTAR (or it's Affiliates) fails to comply with the provisions of this

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paragraph, they will pay the o [This confidential portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission] per Internet appliance delivered to the Named Customer, its Affiliates or Subsidiaries within ten days of such delivery.

BIOSTAR recognizes that the prohibitions contained in this paragraph shall be a critical component of the business operation of MSU. BIOSTAR acknowledges that the sums referred to above represent a genuine pre-estimate of the loss to be incurred by MSU and is not a penalty. BIOSTAR further acknowledges that the sums referred to in this paragraph represent the liability of BIOSTAR for the failure to comply with this paragraph only, and shall not serve to limit the liability of BIOSTAR for breach of any other obligation under this Agreement.

3.    QUOTATION

         3.1 BIOSTAR covenant that the price per IAD unit (the "Unit Price") shall be o [This confidential portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission] FOB Factory and that such price shall remain in effect until August 15, 2001. After August 15, 2001, in the event MSU shall deliver a Proposed Order, BIOSTAR shall prepare and deliver to MSU a written notice (the "Bid") which (i) is in accordance with the specified terms set forth in the Proposed Order, (ii) is at a Unit Price which is the same or lower than that reasonably to be anticipated from any qualified third party, (iii) shall contain a statement that in BIOSTAR's reasonable judgment they have the capability to satisfy the requirements of MSU for the manufacture and supply of the IAD's as set out in the Proposed Order, and (iv) shall take into account any price reductions or increases at the time of the preparation of the Bid in the then prevailing market price for Memory (as defined below); provided that in the event that the Unit Price is greater than o [This confidential portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission] MSU shall have the right to seek a competing manufacturer and have the IAD manufactured with that manufacturer. In the event that a Bid complies with (i), (ii), (iii) and (iv) of the preceding sentence, within 5 Business Days of the receipt of the Bid, MSU shall provid written notice (a "Confirmation Notice") to BIOSTAR accepting the Bid and formally requesting the manufacture of the number of IADs according to the specifications set out in the Bid.

         3.2 The price of Memory is included in the Unit Price specified in the preceding paragraph; provided that the Unit Price is subject to be changed (even after BIOSTAR has provided MSU with the Bid) upon presentation to MSU of reasonable evidence that the current market price of Memory has changed to a price which is either o [This confidential portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission] higher or lower then the current market price of Memory reflected in the preparation of the Bid. BIOSTAR shall provide MSU with written notice of any adjustment in the Unit Price within seven (7) Business Days of the receipt of a Confirmation Notice. In no event shall the Unit Price be adjusted under this Section 3.2 after the


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                    expiration of the seven (7) Business Day period following
                    the receipt by BIOSTAR of a Confirmation Order.

         3.3 As the Unit Price offered by BIOSTAR herein is based upon the assumption that MSU will manufacture under this Agreement one hundred and twenty thousand (120,000) IAD units on an annual basis, MSU shall use its reasonably commercial efforts to issue Proposed Orders for an aggregate amount of one hundred and twenty thousand (120,000) IAD units each whole year during the term of this Agreement so that BIOSTAR can negotiate with source vendors to reduce various costs associated with the IAD.

4.    DELIVERY

BIOSTAR covenant that the first five thousand (5,000) IADs manufactured pursuant to this Agreement shall be delivered by the October 1, 2001 provided that the enclosure of the units can be made available no later than September 15 2001. The next fifteen thousand (15,000) IADs (after the delivery of the first five thousand (5,000) IADs) manufactured pursuant to this Agreement shall be delivered to the destination port designated by MSU in the Proposed Order no later than eight (8) weeks after the receipt of the first Confirmation Order. Thereafter BIOSTAR covenants that the IADs manufactured pursuant to this Agreement shall be delivered to the destination port designated by MSU in the Proposed Order no later than eight (8) weeks after the receipt of any Confirmation Order.

BIOSTAR acknowledges and agrees that title to the IADs manufactured pursuant to this Agreement shall pass to MSU upon delivery to the destination port designated by MSU in the Proposed Order or Confirmation Notice, as applicable.

MSU, provided it is acting reasonably, may reject IADs which, (a) have been materially damaged prior to delivery by BIOSTAR, or (b) do not meet, in all material respects, the specifications provided by MSU and more specifically set out in the Product Design & Development Agreement or a Proposed Order (the "Rejected Products").

MSU will notify BIOSTAR in writing of Rejected Products within forty-five (45) calendar days of their delivery and will return Rejected Products to BIOSTAR within a further ten (10) calendar days. With respect to any Rejected Product, MSU will be entitled to the rights and remedies set out in Section 7 with respect to defective IAD.



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5.    PAYMENT TERMS for MASS PRODUCTION

Within ten (10) Business Days of the receipt by BIOSTAR of a Confirmation Order, MSU will wire transfer half of the cost of the Memory component to BIOSTAR to secure the component price (the "Memory Advance Amount").

All payments for IADs manufactured hereunder pursuant to a Confirmation Notice shall be paid within 30 days from the date the IADs were delivered to MSU as specified in the Confirmation Notice.

Within five (5) Business Days of the execution of this Agreement by both parties, MSU shall pay to BIOSTAR by wire transfer of immediately available funds o [This confidential portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission], which amount shall represent a "good faith" attempt on the part of MSU to provide BIOSTAR with funds to reduce their costs of manufacturing. BIOSTAR acknowledges that MSU has prior to the execution of this Agreement advanced BIOSTAR o [This confidential portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission] to ensure delivery of the prototype of the IAD under the Product Design & Development Agreement prior to July 26, 2001.

Within five (5) Business Days of the receipt by BIOSTAR of a Confirmation Order, MSU shall deliver to BIOSTAR a letter of credit issued upon a major bank in the United States to secure payments of amounts due hereunder, in an amount equal to the amount payable for the IADs set out in such Confirmation Order less the Memory Advance Amount.

6.    Mechanical Design and Tooling Charge and Payment Terms

         6.1 In addition to the manufacturing fees per unit as set out either in section 3 or any Bid or any Confirmation Notice, MSU agrees to pay BIOSTAR o [This confidential portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission] for the ID design, mechanical design and tooling (the "ID Mechanical Design Fee"). BIOSTAR shall use its reasonable commercial efforts to have LiteOn refund the ID Mechanical Design Fee.

         6.2 MSU agrees that the ID Mechanical Design Fee shall be paid by wire transfer of immediately available funds in three installments as follows:

                  (1) Within three (3) Business Days of the execution of this Agreement by both parties, MSU shall pay by wire transfer o [This confidential portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission] to BIOSTAR;

                  (2) Within three (3) Business Days of the receipt of written notice from BIOSTAR of the completion of the ID tooling, MSU shall pay by wire transfer o [This confidential portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission] to BIOSTAR; and



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                  (3)      Within three (3) Business Days of the receipt of
                           written notice from BIOSTAR of the successful completion of the mechanical design and tooling test, MSU shall pay by wire transfer o [This confidential portion of the exhibit has been omitted and filed separately with the Securities and Exchange Commission] to BIOSTAR.

                  For purposes of this Agreement, "Business Day" means any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in The City of New York.

7.    WARRANTY

         7.1 BIOSTAR warrants, that: (a) the IAD will be free from defects in workmanship for an initial period of six (6) months from the date on which the IADs are delivered to MSU (the "Full Warranty Period"), (b) the IAD's electrical components will be free from defects in workmanship for an initial period of twelve (12) months from the date on which the IADs are delivered to MSU (the "Electrical Component Warranty Period"),
                  (c) the Products will be assembled and supplied in accordance with the terms of the Product Design and Development Agreement, and the terms set out in Section 1.1 herein and (d) the services hereunder, if any, will be performed in a workmanlike manner. Any IAD that does not meet the warranty described in this Section is referred to herein as a "defective IAD", and the failure is herein called a "defect".

         7.2 With respect to defects in workmanship, for the Full Warranty Period, all the IADs with defects will be, at the option of BIOSTAR, which option shall be exercised on commercially reasonable grounds, and at BIOSTAR's cost, repaired or replaced, or MSU shall be refunded or credited the unit price of the defective IAD; provided that for the six month period following the Full Warranty Period all the IADs with defects will be repaired by BIOSTAR at BIOSTAR's cost but such costs shall exclude any labor costs of BIOSTAR associated with the repair of the defective IAD. During the Electrical Component Warranty Period, any defect that is related to the IAD's electrical components will be, at the option of BIOSTAR, which option shall be exercised on commercially reasonable grounds, and at BIOSTAR's cost, repaired or replaced, or MSU shall be refunded or credited the unit price of the defective IAD.

         7.3 All returned IADs shall include documentation describing the nature of the defect. MSU will pay for the return of the defective IAD to BIOSTAR's designated premises in Los Angeles, USA (or if the IADs are in Europe, Hilden, Germany). BIOSTAR will pay for the redelivery of the repaired or replaced to a location designated in writing by MSU.



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         7.4      NOTWITHSTANDING ANY OTHER PROVISION HEREOF, NOTHING IN THIS
                  AGREEMENT IN ANY WAY LIMITS OR EXCLUDES to BIOSTAR'S LIABILITY FOR DEATH OR PERSONAL INJURY ARISING FROM ITS NEGLIGENCE NOR ANY LIABILITY FOR BREACH OF ANY TERM IMPLIED BY STATUTE TO THE EXTENT THAT SUCH IMPLIED TERMS CANNOT BY LAW BE LIMITED OR EXCLUDED.

         7.5 DISCLAIMER; LIMITATION OF LIABILITY FOR DEFECTIVE PRODUCTS. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AND SUBJECT TO ANY RIGHTS MSU OR ITS CUSTOMERS MAY HAVE UNDER LAW THAT CANNOT BE EXCLUDED UNDER THIS AGREEMENT, BIOSTAR MAKES NO OTHER WARRANTY, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND COMPONENTS, THEIR MERCHANTABILITY OR THEIR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS OTHERWISE PROVIDED HEREIN, BIOSTAR'S SOLE AND EXCLUSIVE LIABILITY AND MSU'S SOLE AND EXCLUSIVE REMEDY FOR DEFECTIVE PRODUCTS DURING THE WARRANTY PERIOD SHALL BE AS SET FORTH IN SECTION 7.


8.    CONFIDENTIALITY

         8.1 BIOSTAR acknowledges that (i) all of the engineering data sheets and specification list which MSU submitted to BIOSTAR for engineering purpose and (ii) all of the design related data sheets created by BIOSTAR for this specific project, constitute valuable confidential information of MSU and shall form part of the Confidential Information as defined below.

         8.2 Each party agrees that all confidential information (whether oral, written or digital) it obtains from the other party under this Agreement, including, without limitation, technology, trade secrets, patent applications, and business, technical and financial information ("Confidential Information") is Confidential Information of the disclosing party (the "Disclosing Party"). The receiving party (the "Receiving Party") agrees to (i) keep the Disclosing Party's Confidential Information confidential and not disclose the Disclosing Party's Confidential Information to any third party without the prior written consent of the Disclosing Party,
                  (ii) use the Disclosing Party's Confidential Information only as necessary to perform its obligations under this Agreement,
                  (iii) use at least the same degree of care in keeping the Disclosing Party's Confidential Information confidential as its uses for its own confidential information of a similar nature, and (iv) limit access to the Disclosing Party's


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                  Confidential Information to its officers, directors, agents, professional advisors, contractors and employees who have a need to have access to the Confidential Information to perform their employment obligations.

         8.3 The Receiving Party may use or disclose the Disclosing Party's Confidential Information to the extent such use or disclosure is reasonably necessary to comply with this Agreement, applicable governmental regulations or court order, provided that the Receiving Party provides reasonable advance written notice to the Disclosing Party of any such disclosure, uses its reasonable efforts to secure confidential treatment of the Disclosing Party's Confidential Information prior to disclosure (whether through protective orders or otherwise) and discloses only the minimum amount of information necessary to comply with such requirements.

         8.4 Notwithstanding anything else in this Agreement to the contrary, the obligations contained in this Section 8 are to remain in effect perpetually.

         8.5 The foregoing agreements and covenants set forth in this paragraph will be construed as being an agreement independent of any other provisions in this Agreement. The existence of any claim or cause of action of a party against the other party, whether predicated on this Agreement or otherwise, shall not constitute a defence to the enforcement by that party of any of the covenants and agreements of this paragraph. Each of the parties hereto acknowledge that its failure to comply with the provisions of this paragraph will cause irreparable harm to the other party which cannot be adequately compensated for in damages, and accordingly acknowledges that the other party will be entitled, in addition to any other remedies available to it, to interlocutory and permanent injunction relief to restrain any anticipated, present or continuing breach of this Agreement.

         8.6 The obligations contained in section 8.5 shall not apply, however, to any information which:

                  a) the Receiving Party can demonstrate, is already in the public domain or becomes available to the public through no breach by the Receiving Party of this Agreement;

                  b) was in the Receiving Party possession prior to receipt from the Disclosing Party as proven by its written records;

                  c) is independently developed by the Receiving Party as proven by its written records;

                  d) is approved for release by the written agreement of the Disclosing Party.



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9.    TERM and TERMINATION

         9.1 This Agreement shall commence as of the Effective Date and shall continue in effect for a period of one (1) year, unless terminated earlier pursuant to this Agreement. If either party fails to notify the other party in writing one (1) month prior to the expiration of this Agreement, this Agreement shall be deemed to extend for one (1) more year automatically.

         9.2 This Agreement may be terminated by either party immediately upon the occurrence of any of the following events:

                  (1) if the other party breaches any material provision of this Agreement and fails to cure such breach within thirty (30) days after receiving written notice from the non-breaching party describing such breach; or

                  (2) if the other party seeks protection under any bankruptcy, receivership, trust deed, creditors arrangement, composition or comparable proceeding, or if any such proceeding is instituted against the other (and not dismissed within ninety (90) days).

         9.3 BIOSTAR may terminate this Agreement if (i) MSU fails to place Proposed Orders for an aggregate amount of one hundred and twenty thousand IADs (120,000) within one year of the Effective Date; and (ii) except as set out in Section 1.3, MSU violated the provision of Section 1.1 by authorizing another company to manufacture the IAD, notwithstanding BIOSTAR's compliance with Section 3.1.

10.   GOVERNING LAW AND JURISDICTION

         10.1 This agreement shall be governed by and construed in accordance with the laws of the state of New York.

         10.2 If a party hereto shall default (and shall not have cured such default within any applicable cure periods provided for herein) in any of its obligations under this Agreement, the aggrieved party may proceed to protect and enforce its rights in accordance with paragraph 10.3, whether for the specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in furtherance of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of such Party or to take any one or more of such actions.



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         10.3     All disputes, disagreements, controversies, questions or
                  claims arising out of or relating to this Agreement, including with respect to its formation, execution, validity, application, interpretation, performance, breach, termination or enforcement ("Disputes"), shall be determined by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules then in effect, provided that:

                  (i) any hearing in the course of the arbitration shall be held in English in New York, New York;

                  (ii) the number of arbitrators shall be one, and the arbitrator shall be selected by the parties to the arbitration (the "parties"), provided that if the parties cannot agree on the arbitrator, Judicial Arbitration and Mediation Services shall select the arbitrator;

                  (iii) prior to the appointment of the arbitrator, the parties may apply to the courts for interim relief. A request for interim relief by a party to a court shall not be considered to be incompatible with this paragraph 10.3 or as a waiver of this provision;

                  (iv) any award or determination of the arbitrator shall be final and binding on the parties and there shall be no appeal on any ground, including, for greater certainty, on the ground of alleged errors of law;

                  (v) the arbitrator shall not, without the written consent of all parties, retain any expert;

                  (vi) an arbitrator may apportion the costs of the arbitration, including the reasonable fees and disbursements of the parties, between or among the parties in such manner as the arbitrator considers reasonable;

                  (vii) judgement on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof;

                  (viii) all awards for the payment of money shall include prejudgment and postjudgment interest calculated in accordance with the CPLR; and

                  (ix) all matters in relation to the arbitration shall be kept confidential to the full extent permitted by law, and no individual shall be appointed as an arbitrator unless he or she agrees in writing to be bound by this dispute resolution provision.



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         10.4     No remedy referred to herein is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to any Party. No express or implied waiver by any Party of any default shall be a waiver of any future or subsequent default.

11.   INDEMNIFICATION

Each party ("Indemnifying Party") shall indemnify, defend and hold harmless the other party, and its officers, directors, employees and agents ("Indemnified Party"), from and against all loss, harm and liability, including, without limitation, all costs, damages, settlements, claims, suits and expenses incurred by any Indemnified Party arising out of any claim that Indemnifying Party's products, materials, instructions, intellectual property or technology infringes any third party's intellectual property rights; provided that the Indemnified Party provides the Indemnifying Party with prompt written notice of any claim for which it seeks indemnification under this Section 11, the Indemnifying Party shall have sole control of the defense and any settlement of any such claim, and the Indemnifying Party shall reasonably cooperate and provide reasonable assistance in connection with the defense or settlement of any such claim.

12.   GENERAL PROVISIONS.

         12.1 Amendment and Waiver. Except as expressly provided herein, no provision of this Agreement may be amended or waived without the prior written consent of the parties hereto. No waiver of any provision of this Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

         12.2 Assignment. Neither party may transfer or assign (i) this Agreement or (ii) the rights or obligations under this Agreement (by operation of law or otherwise), without the prior written consent of the other party, except that no such consent shall be required for any assignment of this Agreement or all (but not less than all) of the rights or obligations under this Agreement, provided that such assignment is made to a person who prior to or concurrently with the assignment acquires, in any manner including in the course of realization of a pledge or other security interest, all or substantially all of the assets and business of such party; and provided further that the assignee, including the lender or other obligee, agrees in writing with the non assigning party that it is bound by the obligations of the assignor contained in

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                  this Agreement. The terms and conditions of this Agreement shall bind and inure to each party's respective successors and permitted assigns.

         12.3 Severability. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable and the parties shall engage in good faith negotiations to replace the provision declared invalid or unenforceable with an enforceable provision, the economic and commercial effect of which comes as close as possible to that of the invalid or unenforceable provision that it replaces.

         12.4 Relationship of Parties. The parties hereto expressly understand and agree that the other is an independent contractor in the performance of each and every party of this Agreement and is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. The parties are not partners, joint venturers or otherwise affiliated and neither has any right or authority to bind the other in any way.

         12.5 Use of Name. EITHER PARTY SHALL NOT USE OR APPROPRIATE THE OTHER PARTY'S COMPANY NAME, BRAND NAME, OR DIRECTOR'S OR EMPLOYEE'S NAME UNLESS OTHERWISE OBTAIN THE OTHER PARTY'S PRIOR WRITTEN CONSENT OR LICENSE.

         12.6 Force Majeure. Except in connection with payment obligations, neither party shall be liable or responsible to the other nor be deemed to have defaulted under or breached this Agreement for any failure or delay in the performance of any or all of its obligations under this Agreement caused by or resulting from Force Majeure or delay in acting by any governmental authority or the other party hereto for so long as such circumstances exist and continue to prevent that party's performance. Each of the parties agrees to give notice immediately to the other upon becoming aware of a Force Majeure event. MSU shall have the right to terminate this Agreement with immediate effect by serving written notice on BIOSTAR where a Force Majeure event causes a failure or delay in BIOSTAR's performance of any or all of its obligations hereunder in a material manner for a period longer than 60 days. For purposes of this Agreement, "Force Majeure" shall mean acts of God and the public enemy; the elements; fire; typhoon; accidents; vandalism; sabotage; breakdowns or accident to equipment; power failure; failure, delay or disruption of transportation facilities; any laws, orders, rules, regulations, acts or restraints of any government or governmental body or authority, civil or military, including


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                  the orders and judgments of courts; and any other cause of any kind whatsoever not reasonably within the control of a party hereto.

         12.7 Remedies. Except as otherwise expressly stated in this Agreement, the rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies that may be available in law or in equity.

         12.8 Headings. Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

         12.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         12.10 Additional Documents and Acts; Time of Essence. Each party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms and conditions of this Agreement and the transactions contemplated by this Agreement. Time is of the essence of this Agreement.

         12.11 Entire Agreement. The parties agree that this Agreement and the Product Design and Development Agreement, together with any exhibits hereto and thereto, constitutes the entire understanding and agreement with respect to the subject matter hereof and supersedes all prior proposals, oral or written, all negotiations, conversations, promises or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date first set forth above.

For and On Behalf of:                         For and On Behalf of


BIOSTAR                                       MSU DEVICES INC.
MICROTECH INT'L CORP.


By: /s/ Jiasen Wang                           By: /s/ Pritesh M. Patel
    ------------------------------------      -------------------------------
    Name: Jiasen Wang                            Name: Pritesh M. Patel
    Title :  Vice President/ IA Division         Title:  Vice President/ C.T.O.